UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/28/2013

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2013, we amended and restated our existing Five Year Credit Agreement (the “Agreement”), with the banks, financial institutions and other institutional lenders, which are parties to the Agreement, and Citibank, N.A., as administrative agent (the “Agent”). The material terms of the Agreement remain substantially similar to the prior agreement except as set forth below. The term of the Agreement was extended to June 28, 2018, and the borrowing rate and the undrawn commitment fees were reduced.

Certain of the lenders, agents and other parties to the Agreement and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to us and our subsidiaries for which they have received customary compensation.

The description of the Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Agreement set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit has been filed with this report:

10.1 Amended and Restated Five Year Credit Agreement dated as of June 28, 2013, among Cytec Industries Inc., the initial lenders named therein, Citibank, N.A., as administrative agent, The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as syndication agents, Credit Agricole Corporate and Investment Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and the Bank of Tokyo-Mitsubishi UFJ, LTD., as documentation agents, and Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: July 03, 2013	By:	/s/ Roy Smith

Roy Smith
Vice President, General Counsel and Secretary